Contact: Eric Fischgrund

Tel.: (212) 388-6820

E-mail: marketing@urpa.com

United Realty Trust Incorporated Announces Escrow Break

New York, NY, January 8, 2013 – United Realty Trust Incorporated (“United Realty Trust” or the “Company”) announced today that that it has sold sufficient shares of its common stock, par value $0.01 per share, to break escrow in connection with its initial public offering. Having broken escrow, the Company has admitted initial investors as stockholders, and will continue to admit new stockholders on a daily basis.

United Realty Trust is offering up to 100,000,000 shares of common stock in its initial public offering. The first 5,000,000 shares are being offered at a price of $10.45 per share and the remaining 95,000,000 shares at $11.00 per share, in each case inclusive of applicable fees and commissions. The Company is also offering 20,000,000 shares of common stock under its distribution reinvestment program, initially at a price of $9.50 per share. United Realty Trust is conducting the primary offering of common stock through its dealer manager, Allied Beacon Partners, Inc., which is offering shares in the primary offering on a best efforts basis.

United Realty Trust is a publicly registered, non-traded real estate investment program sponsored by United Realty Advisor Holdings LLC, an affiliate of New York-based United Realty Partners LLC, both of which are controlled by Jacob Frydman and Eli Verschleiser. United Realty Trust was formed in 2011 and intends to invest primarily in interests in real estate located in the United States. The Company may invest in interests in a wide variety of commercial property types, including office, industrial, retail and hospitality properties, single-tenant properties, multifamily properties, age-restricted residences and in other real estate-related assets. Additional information about United Realty Trust can be found on its website at www.unitedrealtytrust.com.

Important Notice

United Realty Trust filed a registration statement on Form S-11 (including a prospectus) with the United States Securities and Exchange Commission (the “SEC”) on December 21, 2011 in connection with its initial public offering, and the registration statement became effective on August 15, 2012. The final prospectus, dated August 15, 2012, and supplements thereto are available on the SEC’s website at http://sec.gov/Archives/edgar/data/1536256/000114420412046635/v321800_424b3.htm ,

http://sec.gov/Archives/edgar/data/1536256/000114420412063448/v328593_424b3.htm ,

http://sec.gov/Archives/edgar/data/1536256/000114420412066706/v329782_424b3.htm and

http://sec.gov/Archives/edgar/data/1536256/000114420413000706/v331341_424b3.htm ..

The offering will only be made by means of a prospectus. Copies of the prospectus for the offering may be obtained by contacting: Allied Beacon Partners, 1100 Boulders Parkway, Suite 600, Richmond, VA 23225 or calling (888)-275-2279.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

Some statements in this release may constitute forward-looking statements as defined in the Private Securities Reform Act of 1995.  Actual results and trends could differ materially from those set forth in such statements due to the following risks: The failure to qualify or maintain the requirements to be taxed as a REIT would reduce the amount of income available for distribution and limit the Company’s ability to make distributions to its stockholders. No public market initially exists for the Company’s shares of common stock, and one may never exist for this or any other such type of real estate program. Securities are being offered on a best efforts basis. These are speculative securities and as such involve a high degree of risk. There are substantial conflicts among the Company and its sponsor, advisor, dealer manager, property manager and other affiliates. There is no assurance that the value of the real estate will be sufficient to return any portion of investors’ original capital. Operating results will be affected by economic and regulatory changes that have an adverse impact on the real estate market and the Company cannot assure you that there will be growth in the value of the properties.

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